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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549


                                   FORM 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                April 13, 1998
                        ------------------------------
                       (Date of earliest event reported)


                          BA Merchant Services, Inc.
                    --------------------------------------
           (Exact name of registrant as specified in its charter)

  Delaware                           1-12365                       94-3252840
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(State or other jurisdiction       (Commission              (I.R.S. Employer
   of incorporation)               File Number)          Identification Number)

One South Van Ness Avenue
San Francisco, California                                           94103
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 (Address of principal executive offices)                        (Zip Code)


                                 415-241-3390
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             (Registrant's telephone number, including area code)
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     Item 5. Other Events.
             ------------

     BankAmerica Corporation and NationsBank Corporation announced on April 13, 1998 a definitive agreement to merge in a stock-for-stock transaction. The merger, which is expected to close in the fourth quarter of 1998, is subject to shareholder and regulatory approvals and the satisfaction or waiver of other conditions set forth in the merger agreement. BankAmerica Corporation is the parent company of Bank of America National Trust and Savings Association. Bank of America National Trust and Savings Association owns 100% of the Class B common stock of BA Merchant Services, Inc., representing approximately 66.6% of BA Merchant Services, Inc.'s outstanding common stock.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  BA MERCHANT SERVICES, INC.
                                                  -------------------------
                                                      (Registrant)


Date:  April 17, 1998

                                               By /s/ JAMES H. WILLIAMS
                                                  -------------------------
                                                     James H. Williams
                                                     Executive Vice President
                                                     and Chief Financial
                                                     Officer

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